SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2005

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 4.02 is amended to read as follows:

ITEM 4.02      Non-Reliance on Previously Issued Financial Statements or a Related Audit
                              Report or Completed Interim Review.

           On February 21, 2005 the Chief Financial Officer of the Company concluded that the financial statements for each of the first three quarters of 2004 and the year ended December 31, 2003 should no longer be relied upon because of an error in such financial statements as addressed in Accounting Principles Board Opinion No. 20, following the discovery of certain errors in accounting for inventory at its United Kingdom subsidiary. The need for a restatement was discussed with the audit committee of the Board of Directors and with the Company’s independent accountants. A press release regarding the need for such restatement of 2003 year end and 2004 quarterly financial statements was issued by the Company on February 21, 2005, a copy of which is filed as an exhibit.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC. By: /s/ Steven Goldschein Name: Steven Goldschein Title: Senior Vice President and CFO

Dated: March 8, 2005